EXHIBIT 10.7.1

SIRIUSPOINT LTD.
2023 OMNIBUS INCENTIVE PLAN

DIRECTOR RESTRICTED SHARES AWARD NOTICE

Dear [NAME],

You have been granted a number of shares of Restricted Shares as set forth below of SiriusPoint Ltd. (the “Company”), US$0.10 par value, pursuant to the terms and conditions of the SiriusPoint Ltd. 2023 Omnibus Incentive Plan (the “Plan”) and the Director Restricted Shares Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Restricted Shares Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Shares: You have been awarded [ ] shares of Restricted Shares of the Company, US$0.10 par value, subject to adjustment as provided in Section 5 of the Director Restricted Shares Agreement.

Grant Date:    [____], 20]

Vesting Schedule: The Restricted Shares shall vest in one annual installment on the one-year anniversary of [ ], provided you remain continuously providing services to the Company or one of its Affiliates through such date.

EXHIBIT 10.7.1
SIRIUSPOINT LTD.

By:

Name: Title:

Acknowledgment, Acceptance and Agreement:

By accepting this Award Notice in Shareworks, I hereby acknowledge receipt of the Agreement and the Plan, accept the Restricted Shares granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

_     Name

_
Date

DIRECTOR RESTRICTED SHARES AGREEMENT

DIRECTOR RESTRICTED SHARES AGREEMENT (the “Agreement”) dated as of the Grant Date set forth in the Notice of Grant (as defined below), by and between SiriusPoint Ltd., a Bermuda exempted company (the “Company”), and the director whose name appears in the Notice of Grant (the “Participant”), pursuant to the SiriusPoint Ltd.
2023 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

1.Grant of Restricted Shares. The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of restricted shares of the Company (the “Restricted Shares”) specified in the SiriusPoint Ltd. 2023 Omnibus Incentive Plan Restricted Shares Grant Notice delivered by the Company to the Participant (the “Notice of Grant”). This Agreement is subordinate to, and the terms and conditions of the Restricted Shares granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. The Restricted Shares shall be considered a Service Award under the Plan.

2.Vesting of Restricted Shares; Restricted Period.

(a)Vesting. Except as otherwise provided in this Section 2, the Restricted Shares shall become vested, if at all, on the vesting date(s) set forth in the Notice of Grant (each, a “Vesting Date”), subject to the Participant’s continued provision of services to the Company or any Subsidiary thereof through such date. The period over which the Restricted Shares vest is referred to as the “Restricted Period.”

(b)Termination of Services. If a Participant’s services to the Company terminate due to death or Disability, the Restricted Shares shall be deemed vested to the extent of the number of shares of Restricted Shares that would have vested had the Participant’s Service continued until the next Vesting Date immediately following the date of the Participant’s death or the effective date of the Participant’s Termination of Service due to Disability. Any remaining unvested Restricted Shares shall immediately be forfeited and canceled effective as of the date of the Participant’s death or effective date of the Participant’s Termination of Service due to Disability. If the Participant’s services to the Company terminate for any reason other than death or Disability, all unvested Restricted Shares shall immediately be forfeited and canceled effective as of the effective date of the Participant’s Termination of Service.

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(c)Change in Control. In the event of a Change in Control, then the Restricted Shares shall have the treatment set forth in Section 13 of the Plan.

(d)Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the vesting with respect to any Restricted Shares under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.

3.Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Participant may not sell the Restricted Shares that become vested unless such Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such Shares must also comply with other applicable laws and regulations governing the Shares and Participant may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.

4.Participant’s Rights with Respect to the Restricted Shares.

(a)Restrictions on Transferability. During the Restricted Period, the Restricted Shares granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death.

(b)Rights as Shareholder; Dividends. The Participant shall be the record owner of the Restricted Shares until the Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any dividends or other distributions with respect to the Shares, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions on transferability as the Restricted Shares with respect to which they were paid. If the Participant forfeits any rights under this Agreement in accordance with Section 2, the Participant shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Shares and shall no longer be entitled to vote or receive dividends on such Shares.

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(c)Shares Certificates. The Company may issue shares certificates or evidence the Participant’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any shares certificates that are issued shall be retained by the Company until such time as the Restricted Shares vest.

5.Adjustment in Capitalization. The number, class or other terms of any outstanding Restricted Shares may be adjusted from time to time by the Committee in accordance with Section 4(c) of the Plan.

6.Miscellaneous.

(a)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b)No Right to Continued Services. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries or Shareholders to terminate the Participant’s services at any time, or confer upon the Participant any right to continue in the services of the Company or any of its Subsidiaries.

(c)Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(d)Tax Withholding. The Company and its Subsidiaries shall have the right to deduct from all amounts paid to the Participant in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of the Restricted Shares under the Plan as may be necessary in the opinion of the Company to satisfy tax withholding required or which the Company or any of its Subsidiaries is permitted to deduct under the laws of any country, state, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld or for which the Company or one of its Subsidiaries would be required to account for to any relevant authority and is permitted to deduct from remuneration payable to the Participant under the applicable law. The Company

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may require the recipient of the Shares to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld (or otherwise permitted to be deducted by the Company or one of its Subsidiaries) as a condition to the issuance of shares deliverable to the Participant upon vesting of the Restricted Shares. The Committee may, in its discretion, require the Participant, or permit the Participant to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company sell the least number of whole Shares having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld (or otherwise permitted to be deducted by the Company or one of its Subsidiaries). The Company may defer delivery of the Shares until such requirements are satisfied.

(e)Section 83(b) Election. The Participant may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Shares. Any such election must be made within thirty (30) days after the Grant Date. If the Participant elects to make a Section 83(b) Election, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

(f)Forfeiture, Cancellation and “Clawback” of Awards. The Participant shall forfeit and disgorge to the Company any Restricted Shares granted or vested and any gains earned or accrued due to the sale of any Shares to the extent required by Applicable Law or regulations in effect on or after the Grant Date, including Section 304 of the U.S. Sarbanes-Oxley Act of 2002 and Section 10D-1 of the Exchange Act. For the avoidance of doubt, the Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D-1 of the Exchange Act and any rules promulgated thereunder. The implementation of policies and procedures pursuant to this Section 6(f) and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards. Awards granted under the Plan (and gains earned or accrued in connection with Awards) shall also be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or competitive activity) as may be adopted by the Administrator or the Board from time to time and communicated to Participants. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only.

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(g)Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Bermuda regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(h)Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Restricted Shares evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Restricted Shares is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Shares is unknown and cannot be predicted with certainty.

(i)Employee Data Privacy. By entering into this Agreement and accepting the Restricted Shares evidenced hereby, the Participant: (a) authorizes the Company, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Participant may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.

(j)Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Shares evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Shares via Company website, email or other electronic delivery.

(k)Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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